Exhibit 10.12


                                    SUBLEASE

1.   PARTIES

This Sublease is entered into as of the 21st day of May, 1999 by and between Global Mobility Systems, Inc., a Nevada corporation, as Sublessor, and Shopping Sherlock, Inc., a Delaware corporation, as Sublessee, under that certain Bellefield Office Park Lease Agreement ("Master Lease") dated February 10, 1998 by and between Spieker Properties, L.P. as Landlord, and Sublessor as Tenant, a copy of which is attached hereto marked Exhibit A, and incorporated herein by reference.

2.   PROVISIONS CONSTITUTING SUBLEASE

This Sublease shall be of no force and effect unless and until the Landlord under the Master Lease shall grant its consent in writing thereto and this Sublease is subject to all of the terms and conditions of the Master Lease except as specifically exempted herein and Sublessee shall assume and perform the obligations of Sublessor as Tenant in said Master Lease to the extent said terms and conditions are applicable to the premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the subleased premises any act or omission that shall violate any term or condition of the Master Lease. Sublessor shall not commit or permit to be committed on the subleased premises any act or omission that shall violate any term or condition of the Master Lease or interfere with Sublessee's quiet enjoyment of the premises. All of the terms and conditions contained in the Master Lease are incorporated herein as terms and conditions of this Sublease (with each reference therein to Landlord and Tenant to be deemed to refer to Sublessor and Sublessee) and, along with all of the following paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease.

3.   PREMISES

Sublessor subleases to Sublessee and Sublessee hires from Sublessor those certain premises consisting of approximately 1,723 rentable square feet, addressed as ("Premises") 11201 S.E. 8th Street, Suite 152, Bellevue, WA, shown on the plan attached hereto as Exhibit B.

The Premises shall be subleased in its present "as-is", "where-is" condition, except that Sublessor, at Sublessor's expense, shall a) re-key the front entry door, providing Sublessee with three (3) sets of Building and Premises keys, and
b) provide Building Standard directory and suite signage for Sublessee. Sublessor makes no warranties or representations whatsoever as to the condition of the Premises including, without limiting the intent hereof, the existence of toxic or hazardous materials or if the Premises meet all current laws, regulations or building codes. If modifications are required to be made to the Premises in order to comply with such current laws, regulations or building codes, now or in the future, then all expenses related to such modifications shall be borne solely by Sublessee. Any such required modifications by Sublessee shall not be performed without obtaining Landlord's and Sublessor's prior written consent.

4.   TERM

Approximately Twenty One and one half months commencing June 15, 1999 and ending March 31, 2001. Upon execution hereof and consent by Landlord, Sublessee shall be provided



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possession of the Premises for purposes of installing  network  cabling,  server racks and other work necessary for the operation of its business.

5.   RENT

Sublessee shall pay to Sublessor, as basic rent for the Premises, monthly installments in advance on the first day of each month in the amount of Three Thousand Four Hundred Forty Six and No/100 Dollars ($3,446.00) in lawful money of the United States of America, to Sublessor at the address stated herein or to such other person or at such other places as Sublessor may designate in writing.

Upon execution hereof, Sublessee shall prepay the first month's rent in the amount of Three Thousand Four Hundred Forty Six and No/100 Dollars ($3,446.00).

6.   USE

The Premises shall be used and occupied for general office purposes.

7.   SECURITY DEPOSIT

Sublessee shall deposit with Sublessor, upon execution hereof, the sum of Three Thousand Four Hundred Forty Six and No/100 Dollars ($3,446.00) as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by any reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall, within ten (10) days after written demand therefor, deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a breach of this Sublease, and Sublessor may at its option, terminate this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit or so much thereof as had not theretofore been applied by Sublessor shall be credited, without payment of interest for its use, against the last month's rent.

8.   DEFAULT

In the event of default by Sublessee of the payment of rents or in the performance of any other terms and conditions of this Sublease, Sublessor shall have, in addition to whatever other rights and remedies it may have at law or in equity, the same rights and remedies against Sublessee as Landlord has against Sublessor as Tenant under the Master Lease.

9.   ASSIGNMENT AND SUBLETTING

Neither Sublessee nor Sublessor shall further assign this Sublease or any interest therein or further sublet any portion of the premises or any right or privilege appurtenant thereto without


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the consent of the Landlord and Sublessor  first had and  obtained,  which shall not be unreasonably withheld.

10.  PARKING

Parking shall be allowed as per the Master Lease. Therefore, any parking stalls which may be allocated to Sublessor under the terms of the Master Lease, if any, shall be transferred to Sublessee as part of this Sublease. Charges, if any, for the use of such parking stalls shall be borne solely by Sublessee.

11.  NOTICE

Any notice required and permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Sublessee at the Premises or served upon Sublessee or its representative at the Premises, and to Sublessor at the address below. Either party may give written notice to the other specifying a different address for notice purposes except that Sublessor may in any event use the premises as Sublessee's address for notice purposes.

IN WITNESS WHEREOF, this Sublease has been executed the date and year first above written.

                                        SUBLESSEE

Shopping Sherlock, Inc.                 BY: /s/ Patrick McGrath
11201 S.E. 8th Street, #152                 ------------------------------------
Bellevue, WA  98004                     TITLE:  CFO


                                        SUBLESSOR

Global Mobility Systems, Inc.           BY: /s/ William Grossman
11201 S.E. 8th Street                       ------------------------------------
Bellevue, WA  98004                     TITLE: VP, Finance





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FOR AN ACKNOWLEDGEMENT IN A CORPORATE CAPACITY:

         STATE OF Washington    )
                                )
         COUNTY OF King         )


On this 21st day of May, 1999, before me personally appeared Patrick McGrath to me known to be the CFO and executed the within and foregoing instrument, and acknowledged the same instrument to the true and voluntary act and deed of said corporation for the uses and purposes therein mentioned and on oath stated that they were authorized to execute said instrument.

Dated:  5-21-99                            /s/ Brenda Forsman
                                           -------------------------------------
                                           Notary Public Signature
                                           Brenda Forsman
         Seal or Stamp                     Type or Print Name of Notary
                                           State of Washington
                                           Residing in Kirkland
                                           Appointment Expires 4/29/02




FOR AN ACKNOWLEDGEMENT IN A CORPORATE CAPACITY:

         STATE OF Washington    )
                                )
         COUNTY OF King         )


On this 21st day of May, 1999, before me personally appeared William Grossman to me known to be the VP, Finance and executed within the foregoing instrument, acknowledged the same instrument to the true and voluntary act and deed of said corporation, for the uses and purposes therein mentioned and on oath stated that they were authorized to execute said instrument.

Dated:  5/21/99                            /s/ Derek W. Truson
                                           -------------------------------------
                                           Notary Public Signature
                                           Derek W. Truson
         Seal or Stamp                     Type or Print Name of Notary
                                           State of Washington
                                           Residing in Seattle
                                           Appointment Expires 11/1/99



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                                     RIDER 1


12.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBLESSOR

a. Sublessor represents and warrants the following to Sublessee as of the date of this Sublease: (1) the document attached hereto as Exhibit A is a true, accurate and complete copy of the Master Lease, and there is no other document, agreement or understanding between Sublessor and Landlord with respect to the lease of the Premises; (2) Sublessor has not assigned , sublet or transferred any interest of Sublessor in the Master Lease or the Premises, except as set forth in this Sublease; (3) to the best of Sublessor's knowledge, there exists no default under the Master Lease, or any condition which with the passage of time or the giving of notice, or both, would constitute a default under the Master Lease, on the part of either Sublessor or Landlord; (4) the expiration date of the Master Lease is March 31, 2001.

b. Sublessor shall perform all obligations of Tenant under the Master Lease, except to the extent such obligation is required to be performed by Sublessee hereunder. Sublessor shall use reasonable efforts (exclusive of filing any lawsuit or paying any monies or incurring any liabilities) to enforce the obligations of Landlord for the benefit of Sublessee, to the extent that the failure to perform any such obligation by Landlord has, or is reasonably anticipated to have, a material adverse effect upon Sublease. If Sublessor is not obligated, by the preceding sentence or otherwise, to enforce the obligations of Landlord of the benefit of Sublessee, and does not enforce such obligations in a timely manner, then, upon written request of Sublessee, Sublessor will assign to Sublessee any claim, cause of action, right or remedy available to enforce such obligation, and collect damages for such failure top perform, and Sublessor will thereafter cooperate with Sublessee as reasonably necessary to enforce such obligations. Sublessor will not modify the Master Lease (so as to materially decrease the obligations of Landlord with respect to the Premises, or to diminish the rights available to Sublessee hereunder) or terminate the Master Lease without the express written consent of Sublessee, notwithstanding that any such termination may be permitted by the terms of the Master Lease, Sublessor will immediately forward to Sublessee all communications received by Sublessor relating to the Premises.

13.  INDEMNITY

a. Except to the extent caused by the negligence or willful misconduct of Sublessor, its agents, employees, contractors or invitees, Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor and hold Sublessor harmless from and against any and al claims, litigation, judgments causes of action, damages, costs and expenses (including reasonable attorneys' fees) caused by or arising in connection with: (i) the use, occupancy or condition of the Premises by Sublessee; (ii) the negligence or willful misconduct of Sublessee or its agents, employees, contractors, or invitees; or
(iii) a breach of Sublessee's obligations under this Sublease or the provisions of the Master Lease assumed by Sublessee hereunder. Sublessee's indemnification of Sublessor shall survive termination of this Sublease.

b. Except to the extent caused by the negligence or willful misconduct of Sublessee, its agents, employees. Contractors or invitee, Sublessor shall indemnify, defend with counsel reasonably acceptable to Sublessee and hold Sublessee harmless from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including attorneys' and experts' fees) caused by or arising in connection with: (i) a breach of Sublessor's


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representations or obligations under this Sublease; (ii) a breach of Sublessor's representations or obligations as Tenant under the Master Lease to the extent those obligations are not assumed by Sublessee under this Sublease; or (iii) the
negligence  or  willful   misconduct  of  Sublessor,   its  agents,   employees,
contractors or invitees occurring on the Premises. Sublessor's indemnification of Sublease shall survivee termination of this Sublease.

c. Neither Sublessor nor the Sublessee shall be liable to the other for incidental, consequential, indirect or special damages of any kind, including any financial loss that would be properly characterized at any of the foregoing.



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                                    EXHIBIT B

Cross hatched portion outlined in red reflects the Premises as referenced in Paragraph 1 of the Lease. As built condition may vary from plan. Not to scale


                            [Floor Plan of Premises]